Exhibit 14.1

ONE ANSYS: INNOVATION WITH INTEGRITY 1 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Contents Contents SECTION ONE | Getting Started A Message from our Officers Application Speaking Up To Whom Does the Code Apply? Think Before You Act 2 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS 04 05 06 0 7 08 SECTION TWO | Areas of Application 11 11 12 1. | Relationships With Each Other + Equal Opportunity + Unlawful Discrimination and Harassment + Maintaining a Safe Work Environment 2. | Maintaining Confidentiality + Confidential Information 14 + Protecting Intellectual Property 15 + Managing Records 15 + Company Assets 15 + Social Media 16 03 | Relationships with Stockholders, Investors, and the Public + Insider Trading 18 + Public Disclosures 19 + Accuracy of Company Records 19 + Media Requests 19 + Approval Procedures 20 04 | Relationships with Customers + Anti - Corruption 22 + Travel and Entertainment 23 + Export Compliance 23 + Government Contracts 23 + Disclosure Regarding Human Trafficking and Anti - Slavery 24 05 | Relationships with Suppliers, Vendors, and Regulators + Conflicts of Interest 26 + Gifts, Entertainment, and Gratuities 26 + Responding to Investigations, Inspections, and Information Requests 27 06 | Relationships with Competitors + Price Fixing + Mergers and Acquisitions + Trade Associations 30 31 31 SECTION THREE | Process and Resources Confidentiality and Retaliation Investigating Violations Disciplinary Action Communication of Policies Monitoring Compliance Administration of the Code Waivers and Amendments 33 33 34 34 35 35 35

SECTION ONE GETTING STARTED

Every voice at ANSYS is valued . You can feel comfortable expressing concerns, and feel safe that you will be heard without fear of reprisal . We commit to you that there will be no retaliation against anyone who makes a good faith report of suspected unethical conduct . ANSYS takes great pride in its culture of integrity . In turn, we take great pride in working at ANSYS . Thank you for being a part of what makes ANSYS an incredible company, and a great place to work . Integrity and ethical conduct are fundamental to our long term success . Each of us shares the responsibility of maintaining an ethical culture at ANSYS, and being familiar with our Code of Business Conduct and Ethics is an important first step . Every day we are faced with choices, and some decisions may be more difficult than others . Sometimes the right thing to do may not be clear . Our Code is a reference and serves as a guide for you to make the right choices every day . Whether in a meeting at our headquarters or on the other side of the world, in conversations with one another or with our customers, competitors, government officials, or others outside the company, we treat others with respect, conduct ourselves openly and honestly, and always follow the law . Together, it’s our shared responsibility to raise concerns and report violations as soon as they appear . This not only allows us to resolve issues quickly, it is essential for understanding how to improve . A Message from our Officers Ajei Gopal President and Chief Executive Officer Janet Lee Vice President, General Counsel & Secretary A Message from our Oficers 4 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

At ANSYS, we are committed to conducting business in accordance with the highest standards of ethical conduct and in compliance with all applicable laws, rules, and regulations . This Code of Business Conduct and Ethics (or the “Code”) is an expression of the Company’s core values of innovation, excellence, and integrity . It governs our business decisions and actions, and provides guidance on how to behave across different types of business relationships . Upholding the values set forth in the Code ensures compliance with all laws and regulations, but it also makes certain that our most valuable asset — our reputation — remains impeccable . This Code is intended to provide general guidance on various legal and ethical questions you may encounter in the course of your work . However, it is impossible to anticipate all possible scenarios that could emerge . Therefore, in addition to complying with the specific terms of this Code, all Company policies, and applicable laws and regulations, you are expected to apply the highest standards of business and personal ethics in everything you do . If you have questions, we’re here to help . Application Application 5 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Each and every one of us is responsible for maintaining the ethical environment fostered at ANSYS . That means we all need to be proactive about raising concerns whenever ethical questions arise, so they can be addressed before the situation escalates . To ask questions, seek guidance, and report any suspected violations of the Code, contact the ANSYS Ethics Line using any of the following methods : By phone: 1 - 855 - 729 - 0134 (US & Canada) Online : https : //secure . ethicspoint . com/domain/media/ en/gui/ 1543 /index . html By mail: Manager of Ethics and Compliance, Legal Department, 2600 ANSYS Drive Canonsburg, PA 15317 Email : compliance@ansys . com For advice on ethics - related issues or to report potential violations, you can also contact your supervisor, the ANSYS Legal Department, or Human Resources . You may submit concerns to the Ethics Line anonymously, but please make sure you provide sufficient detail for the matter to be investigated thoroughly . The ANSYS Ethics Line should never be used in bad faith, in a false or frivolous manner, or to report personal grievances . Company policy expressly forbids retaliation of any kind against employees who report suspected misconduct. We take this commitment seriously. Speaking Up 6 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS Speaking Up

We all play a part in upholding ANSYS’ ethical standards . The ANSYS Code of Business Conduct and Ethics applies to every ANSYS employee and director around the world . Whether you are a full - time or temporary employee, an independent contractor or subcontractor, an agent, representative, officer, or board member, we are all one ANSYS . We also expect our business partners to comply with our Code in all of their ANSYS - related activities . Anyone who acts contrary to the principles and standards established by our Code will be subject to discipline up to and including termination, consistent with local law . ANSYS subsidiaries and teams may decide to implement additional standards to supplement our Code . If ANSYS, Inc . supplemental standards apply to you, you must always follow both our Code and the team - or role - specific standards . If there is ever a conflict between U . S . laws and your local laws, or if you believe there is a conflict between the law and this Code, please contact the ANSYS Legal Department or the ANSYS Ethics Line for guidance . When we refer to ANSYS or “the Company” in this document, that includes ANSYS, Inc. as well as all of its subsidiaries, teams, and operations throughout the world. To Whom Does the Code Apply? To Whom Does the Code Apply? 7 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Think Before You Act We all strive to do the right thing, but sometimes it may not be clear what the right thing is. Always consider the following before you act: + Am I treating my coworkers and business partners with respect? + Am I communicating openly and honestly, and taking responsibility for my actions? + Are my actions in my personal best interest, or in the best interest of ANSYS? + Do I consider the impact of my decisions and how they will affect others? + What would my colleagues, family, and friends think of my actions? + How would my actions look in a news headline or sound to a jury? When in doubt, always stop and seek advice. 8 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS Think Before You Act

SECTION T W O AREA S O F APPL I C A T I ON

Relationships with Each Other 10 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

01 Relationships with Each Other 11 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS There’s no doubt that we are stronger when we work together . One function of the Code is to help us maintain the trust and mutual respect that are the foundation of an open, supportive, and harmo - nious workplace . For more information on policies in this area, please refer to the ANSYS intranet or contact Human Resources . EQUAL OPPORTUNITY Hiring the best people enables ANSYS to deliver the high - quality products and services our customers expect . An integral part of this is providing equal employment opportunities to applicants and employees for all types of jobs and at all levels, regardless of race, color, religion, national origin, gender, sexual orientation, age, veteran status, disability, or any other status protected by appli - cable federal, state, or local law . UNLAWFUL DISCRIMINATION AND HARASSMENT With employees located around the world and coming from every walk of life, ANSYS embraces the fact that people of diverse backgrounds and experiences can come together at ANSYS to pursue a common goal . Accordingly, ANSYS policies strictly forbid discrimination, harassment, or intimidation based on race, color, religion, national origin, gender, sexual orientation, age, veteran status, disability, or any other status protected by applicable federal, state, or local law . If you experience or believe a coworker could be experi - encing unlawful discrimination or harassment, you have an obligation to report it promptly to a manager, your Human Resources contact, or the ANSYS Legal Department, or to speak up and raise your concern to the ANSYS Ethics Line . For U . S . employees, please consult the Harassment, Discrimination and Retaliation Prevention Policy .

MAINTAINING A SAFE WORK ENVIRONMENT In order to keep yourself and others safe, alcohol and drugs must be kept out of the workplace . It’s our company policy to prohibit the unlawful manufacture, distribution, dispensation, possession, or use of controlled substances on all ANSYS premises . Open containers of alcohol may only be permitted in certain cases with the explicit, advance approval of our senior management . A safe work environment is also free from violence or threats of violence . Further, firearms are not permitted on ANSYS property except to the extent mandated by local law . Any conduct that creates a hostile, abusive, or intimidating work environment will not be tolerated at ANSYS . If you are aware of an incidence of violence or a potential threat, it must be reported right away to your manager, the Human Resources Department, the Legal Department, or to the ANSYS Ethics Line . 01 Relationships with Each Other Q: I had to work late one evening with my supervisor. She keeps alcohol in her desk and offered me a drink to “take the edge off.” I’m afraid to report my manager as I’m due for a promotion. What should I do? A: The right thing to do is to report what happened, as the behavior described is a clear violation of Company policy. Q & A Q: One of my colleagues routinely comments on my clothing or appearance. Is this a problem? A: Maybe. Telling an employee to dress more professionally is unlikely to be seen as sexual harassment. Suggesting that an employee wear more provocative clothing to impress the boss, however, is unacceptable. Likewise, an innocent compliment, such as, “that’s a nice dress,” would not be harassment, but if it were followed up with a sexual reference (for example, “it really shows off your body,”) that would be inappropriate . The key is whether the behavior, occurring because of the sex of the employee, creates a hostile or intimidating work environment. It’s better to report it if you’re uncertain. 12 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Maintaining C onfidentiality 13 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Confidential information belongs within the company . It represents a competitive advantage for ANSYS, and is a valuable asset we are committed to safeguarding against unauthorized access . This sensitive information can only be shared when disclosure is authorized by the Company or required by law or other regulations . CONFIDENTIAL INFORMATION Confidential information is a broad category and includes trade secrets . Confidential information may either be ANSYS’ or information belonging to our customers, partners, consultants, or vendors that we have agreed to safeguard in the same manner that we safeguard our own confiden - tial information . Confidential information includes technical materials like source code, design documents, executable software, processes, designs, media, license keys, technical support, manuals, and consulting services . Confidential business materials include financial and pricing information, employee rosters, organization charts, customer lists and data, formulas, business and marketing plans, product development plans and ideas, brand reputation, investment strategies, wage and salary schedules, and training manuals . Confidential information also includes information about the quarterly financial results and related disclosures in advance of those results and disclosures being made public . What does maintaining confidentiality look like in your day - to - day lives? Consider these examples : + Never disclose confidential information under a non - disclosure agreement, unless you know the terms and conditions for permitted disclosure . + Confidential information shouldn’t be discussed in public — that includes restaurants, elevators, and airplanes . + When working on a laptop or other device in public, data should be secured at all times . + When transmitting confidential information, make sure it’s sent via approved secure means . We respect your privacy, too . Your personal information will be kept confidential and shared only with those who have a legal right or a legitimate business reason to access it . If your role at ANSYS gives you access to other employees’ personal information, you should take every reasonable precaution to ensure it is not misused . Please note, however, that computers, servers, and other ANSYS - provided equipment are Company property . ANSYS retains the right to search and monitor Company property without notification in advance . ANSYS also reserves the right to search employee property such as briefcases, bags, and private vehicles on ANSYS’ property . In the event that you suspect an inadvertent disclosure 02 Maintaining Confidentiality 14 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

of confidential information has occurred, please notify your manager and the Legal Department immediately . Keep in mind that under your ANSYS Intellectual Property Protection Agreement, or local laws depending on your country of employment, your obligation to safeguard confidential information continues even after you have left the company . If you’d like more information on what is considered confidential and how to safeguard this information, please review the ANSYS Guidelines for Protecting Confidential Information or consult a member of the Legal Department . 15 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS PROTECTING INTELLECTUAL PROPERTY ANSYS intellectual property is a strategic asset at the heart of the Company’s business and needs to be safe - guarded . Some examples of intellectual property are patents, copyrights, trademarks, and trade secrets . We are counting on you to take all necessary steps to protect the Company’s confidential and proprietary information and to respect the intellectual property of others . For more information, please refer to your Employee Intellectual Property Protection Agreement or employment agreement depending on your country of employment, and the ANSYS Intellectual Property Policy and Procedures . In certain circumstances, your work may require sharing confidential information with customers, suppliers, or vendors . In such cases, there are policies in place for how to disclose this information securely and prudently . These disclosures should always be made with the utmost care, as sharing your work in the wrong way could accidentally leak intellectual property to third parties, and may prevent ANSYS from being able to adequately protect any confidential information or intellectual property . Just as ANSYS is committed to protecting its own intel - lectual property rights and all other forms of confidential information, it is likewise committed to respecting the brands, designs, software, and legally protected intellectual property of others . Violations of copyright, such as copying DVDs or other training materials, are both illegal and against company policy . For certain types of intellectual property, ANSYS may seek listing with official property registries such as the U . S . Patent and Trademark Office . ANSYS’ Intellectual Property Policy and Procedures document sets forth ANSYS’ policy with respect to seeking, preserving, and protecting the various forms of intellectual property that ANSYS generates . If you have any questions about intellectual property, please see your manager or consult a member of the Legal Department . MANAGING RECORDS Being mindful about record keeping is both a regular and important part of our daily work, and it is every employee’s responsibility to take time to manage information in accordance with our Data Retention Policy . Over - retention of data is costly and creates financial and legal exposure . We aim to comply with governmental and court - approved requests for documents . ANSYS’ policies are not designed to avoid producing information if litigation is ever filed . The Company requires disposal of records to be suspended via a “Legal Hold” when there is pending or anticipated litigation, including governmental investigations . ANSYS employees should become familiar with the Legal Hold procedures provided in the Data Retention Policy . Following these procedures strictly is important to avoid potentially serious personal consequences or harm to the company . Because local laws regarding record retention and disposal may vary, the Legal Department is always the right group to contact for more information . COMPANY ASSETS Safeguarding Company assets that have been provided to you is an important obligation of maintaining confi - dentiality . Whether it’s a laptop, computer hardware and software, or an email account, we expect you to take all steps to protect these assets both in the office and while traveling, and to remember that they are provided for business purposes with reasonable personal use . 02 Maintaining Confidentiality

We continually face the risk of intruders gaining entry to our network to access sensitive information . Always remember to protect your user IDs and passwords, refrain from downloading or installing any unapproved hardware or software on Company computers, and be alert to the threat of email “phishing . ” When transmitting information using ANSYS computer resources, always be aware of the following : + Email Security: Recognizing phishing and malware. + Social Engineering: Recognizing lies or tricks to get you to share proprietary or confidential information. + Passwords: Constructing secure passwords and protecting them. Additionally, Company information should be sent only through your authorized ANSYS email accounts to the business accounts of those who need the information . Sending documents to an unsecured email account may result in the unintentional disclosure of confidential information . If you need to work from a personal computer, never email confidential documents to a personal account — log into the network to access the information you need . SOCIAL MEDIA We recognize that social media is a fact of life . For many of our employees it’s a key part of communicating with everyone from friends and family to coworkers and business partners . We also know that our employees are our best brand advocates . When using social media, however, you should remember that all policies regarding confidentiality still apply . You should never share, publicly or privately, on - or offline, any information that is not considered public knowledge . In addition, employees should not represent themselves as speaking on behalf of ANSYS unless authorized to do so . For more information, please see the Social Media Policy . 02 Maintaining Confidentiality A: Though ANSYS recognizes that employees like you are our best brand advocates, information about what is going on at the company that is not public, such as product releases, customer agreements, business strategies, financial information, and litigation, is considered confidential and must not be shared on social media, private message or not. Q & A Q: I work in sales and I’m excited about an upcoming new product release. I’d like to send out a private message on a social networking site to customers I work with and other contacts . Since it is a private message, do I need to worry about disclosing confidential information prior to the release date? 16 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Relationships with Stockholders, Investors, and the Public 17 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

We are dedicated to ensuring the fairness and integrity of the financial markets . As a public company, ANSYS is subject to various federal and state laws and regulations governing trading and its securities . We are committed to complying fully with these laws . INSIDER TRADING Illegal insider trading occurs when a person within or associated with a company uses non - public, insider infor - mation to make decisions on purchasing, selling, or otherwise trading that company’s securities, or provides to trades, tips, and recommendations by virtually any person if the information involved is material and non - public . ANSYS employees should never trade in ANSYS securities or those of any other company, such as that of a customer or a vendor, on the basis of material, non - public information acquired through employment . Material information is anything that an investor would reasonably consider important in making investment decisions, such as knowl - edge of acquisitions, divestitures, new product launches, or financial information . Any non - public, inside information you are privy to about ANSYS or another company can only be divulged if there is a legitimate business reason to do so, and if you have express prior authorization from the Chief Financial Officer or the General Counsel of the Company . Otherwise, it’s off limits . that information to others, especially non - ANSYS For more information, please see the ANSYS Insider employees. The prohibitions against insider trading apply Trading and Disclosure Policy, as well as the Insider Trading Procedures, which apply to all employees, members of the Company’s Board of Directors, officers, and to members of these individuals’ immediate families and households . 03 Relationships with Stockholders, Investors, and the Public “Tipping” refers to the passing of material, non - public information to an individual who does not have a confidential relationship with the company, and is a form of insider trading. Be aware that even offhand comments can constitute tipping. For example, revealing to a family member that stock prices will soon rise, telling a friend the company is having a great or poor fiscal quarter, or revealing to third parties a merger or acquisition before it is public knowledge are all prohibited. 18 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

PUBLIC DISCLOSURES We are committed to providing our stockholders with complete and accurate information, in all material respects, about the Company’s financial condition in accordance with the securities laws of the United States and, if applicable, other foreign jurisdictions . We strive to ensure that the reports and documents filed with the Securities and Exchange Commission, as well as other public communications, include full, fair, accurate, timely, and understandable disclosures . There is a Disclo - sure Review Committee in place to monitor such public disclosures . Furthermore, to ensure disclosures are made carefully and through appropriate channels in a timely manner, every area of the Company is required to uphold and follow a system of disclosure controls . These systems and processes enable the Company to manage the dissemination of business information and help ensure that important information is made available to the right people at the right time . Disclosure controls provide assurance that significant information is reported to the appropriate levels of the Company, so that steps can be taken to address any issues and the Company can consider whether the information should be disclosed externally . 19 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS ACCURACY OF COMPANY RECORDS There are many people relying on the accuracy of our business records : stockholders, creditors, and govern - mental entities, among others . All books and records must be kept as accurately, honestly, and completely as possible, and ANSYS employees are expected to be honest, objective, and dependable in their record - keeping responsibilities . ANSYS does not condone and will not tolerate any concealment of payments, side agreements with third parties, or misrepresentation of data, financial or other - wise, by means of passing a payment through the books or accounts of third parties such as agents or consultants . Similarly, ANSYS does not condone and will not tolerate any misrepresentation or misidentification of financial and reporting data . While ANSYS’ operations are head - quartered in the United States, we always comply with all local and national laws relating to the accurate and complete maintenance of the Company’s financial books and records, wherever in the world we operate . 03 Relationships with Stockholders, Investors, and the Public MEDIA REQUESTS During the course of your work for ANSYS, you may receive direct inquiries from external organizations or individuals seeking ANSYS’ position on a matter . Unless you are designated to handle these requests, you should refer all media inquiries to the Marketing Department and all inquiries from financial analysts, investors, or prospective investors to Investor Relations or the Chief Financial Officer . Government inquiries about ANSYS should be directed to the General Counsel or the Legal Department .

03 Relationships with Stockholders, Investors, and the Public APPROVAL PROCEDURES Before entering into legally binding agreements with third parties, all contracts need to be reviewed and approved by authorized Company management . You are expected to know the Company’s approval procedures and follow them to the letter, every time . For details on the approval procedures, please consult the Contract Administration and Signature Authority Policy, the Signature Authority and Financial Approval Checklist, and the Purchasing Procedures . Required approvals will vary depending on the type, term, and aggregate financial commitment represented by the contract . Please be aware it is a violation of policy to split an invoice or to divide a transaction into two or more smaller transactions in order to reduce the level of required approvals . Get in touch with the Legal Depart - ment if you have any questions . The “aggregate financial commitment” means the estimated amount that the Company will be obligated to pay in funds or to deliver in products or services over the stated term of the contract. Such amounts include fixed, minimum, and estimated variable amounts the Company is obligated to pay in funds or deliver in products or services . 20 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Relationships with Customers 21 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Our global reach is a testament to the trust our customers have in ANSYS . We value our relation - ships with all of our customers, from governments to private companies, which is why ethical conduct and absolute transparency are the guiding principles behind all our interactions . ANTI - CORRUPTION ANSYS is committed to operating in an honest and ethical way, wherever in the world we’re doing business . The payment, offer, authorization, or receipt of bribes goes against this commitment and could result in serious criminal, administrative, and civil penalties, including fines, monitors, and debarment from doing business in certain countries for the Company, as well as fines and imprisonment for individual officers, directors, and employees . ANSYS has a zero - tolerance policy toward bribery and corruption . This policy applies equally to agents, representatives, and others working on behalf of ANSYS . A bribe includes any improper payment of anything of value, not just cash, and direct payments, as well as indirect payments through agents, consultants, business partners, relatives, or friends, may qualify . Anti - corruption and anti - bribery laws are often complex and may vary by jurisdiction . As a result, all employees, and especially employees who conduct business outside the United States, should carefully review the Anti - Corruption Policy and consult the Legal Department for further guidance . 04 Relationships with Customers 22 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

TRAVEL AND ENTERTAINMENT Paying some ordinary travel and entertainment expenses for customers or potential customers may be permitted so long as they are reasonable and necessary for a legit - imate business purpose . However, you should consult with the Company’s Legal Department regarding particular expenses and the laws where you work . EXPORT COMPLIANCE Exports of products, services, and technology are a significant part of our Company’s success . Various laws are in place around the world to regulate this kind of trade, including export controls, sanctions, customs, and anti - boycott regulations . We are fully committed to complying with all applicable regulations governing the export, re - export, or import of ANSYS products (including hardware and software), services, and technology . Just a few examples of these are the United States Department of Commerce Export Administration Regulations (EAR), the U . S . International Traffic & Arms Regulations (ITAR), and the import and export controls of the European Union . Failure to comply with these trade laws may bring serious penalties, including fines, imprisonment, and loss of export privileges . For more information, please review the Export Compliance Manual . All ANSYS products, hardware, software, services, and technology are subject to the following: + Diversion contrary to U . S . or other applicable laws of any ANSYS product, service, or technology is prohibited . + ANSYS products, services, and technology are prohibited for U . S . export or re - export to Cuba, Iran, North Korea, Sudan, and Syria . + ANSYS products, services, and technology are prohibited for U . S . export or re - export to any person or entity listed on the various U . S . and other government - denied parties lists including, but not limited to, the U . S . Department of Commerce Denied Persons List and the U . S . Department of the Treasury's List of Specially Designated Nationals, Specially Designated Narcotics Traffickers, or Specially Designated Terrorists . + ANSYS products, services, and technology are prohibited for use with chemical or biological weapons, sensitive nuclear end - users or missiles, and drones or space launch vehicles capable of delivery of such weapons . + GOVERNMENT CONTRACTS ANSYS regularly does business with the public sector — governments are some of our most important clients . But public sector contracts are often subject to numerous laws and regulations that do not apply to private contracts . These regulations often include specific compliance and reporting requirements, such as minimum wage and benefit obligations, equal employment opportunity and small business subcontracting requirements, and iden - tification of products’ country of origin . Furthermore, government contracts must always be awarded in a fair and transparent manner — that means ANSYS employees must not receive gifts from or give gifts to government employees . Giving a gift to a government official in the hope of getting favorable treatment, even if it didn’t cost the Company anything, goes against the ANSYS Code of Business Conduct and Ethics and is strictly prohibited . Please contact the Legal Department if you’re unsure about a gift you’ve been offered or plan to give . A gift is defined as anything of value given for the purpose of getting favorable treatment in return. ANSYS is ethically and legally required to follow all public sector contract regulations . Failure to do so can put the Company and its employees at risk of civil and criminal liability, which are subject to extremely serious penalties . 04 Relationships with Customers 23 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

DISCLOSURE REGARDING HUMAN TRAFFICKING AND ANTI - SLAVERY ANSYS does not condone or support practices such as human trafficking, physical abuse of workers, or any form of child labor . If you have any questions about anti - slavery or human trafficking laws, please contact a member of the Legal Department . 04 Relationships with Customers Q: We recently invited a potential customer, a government official, for a paid visit. They asked if we could include a sightseeing trip to “make the trip worthwhile.” I’m afraid if I say no, we will not be awarded the contract. What should I do? A: This sightseeing sidetrip would likely constitute an improper payment of a thing of value to the government official and could put our Company at risk for criminal, administrative, and civil penalties. In this case, you should consult with the Legal Department before agreeing to this arrangement. For this reason, we ask you to work closely with the Company’s Legal Department if your work ever involves Di l i g ent internal c ontrols should a l wa y s be in pla c e to Q & A bidding on or implementing public sector contracts. ensure we’re meeting all government compliance and reporting requirements, as well as our own Company’s ethical standards . 24 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Relationships with Suppliers, Vendors, and Regulators 25 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

We strive to act with the best interests of ANSYS in mind, which means conducting ourselves in a way that reflects positively on the Company’s reputation at all times . If your job includes any responsibility for selecting or dealing with a supplier or vendor on behalf of ANSYS, you should be particularly mindful of this . Your personal interests and relationships should never interfere or appear to interfere with your ability to make decisions . When selecting suppliers, always follow Company procurement guidelines and be mindful of any potential conflict . CONFLICTS OF INTEREST A conflict of interest could arise in a variety of situations . If you are personally connected to a vendor or supplier, either through a personal relationship or any interest, financial or otherwise, that could interfere with your obligations to ANSYS, it constitutes a conflict of interest . Any scenario where you could use your position with ANSYS for personal gain, for yourself or others, is a conflict of interest . To avoid such conflicts, ANSYS employees should generally refrain from dealing with vendors or suppliers in which their relatives or friends have substantial financial inter - ests . It might not always be immediately clear when a connection constitutes a conflict — for example, if a family member were to take a position with a competitor of ANSYS . Even if they have no access to sensitive information, it’s important to always disclose a potential conflict immediately via the Conflicts Disclosure Form . For more guidance, please consult the Conflicts of Interest Policy . GIFTS, ENTERTAINMENT, AND GRATUITIES We believe that our products, technology, and services stand on their own merit . That’s why we have a policy in place regarding gifts, entertainment, and gratuities from the people we do business with — it’s a way to preserve and maintain our reputation as a global company that acts with integrity and is motivated only by legitimate business considerations . Local laws and policies may govern this section . In case of discrepancy, you should follow the policy that offers the highest ethical standard . Generally speaking, this policy forbids accepting gifts that could potentially pose a conflict of interest . There may be times, however, when circumstances require you to accept meals or entertainment from a supplier . 05 Relationships with Suppliers, Vendors, and Regulators 26 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Here are some general guidelines to follow: + Don’t ask for meals or entertainment from any customer or supplier, and don’t accept meals, entertainment, or gifts in exchange for doing (or promising to do) something . + You can accept meals and entertainment, but only if the costs are in line with local customs for business - related meals and entertainment . Ordinary business meals and attendance at local sporting events are generally consid - ered acceptable . + You can accept gifts of modest value, such as a logo pen or t - shirt, or a small gift basket at holiday time . Gifts of symbolic value may also be acceptable — for example, trophies or statues inscribed in recognition of a business relationship . 27 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS RESPONDING TO INVESTIGATIONS, INSPECTIONS, AND INFORMATION REQUESTS From time to time, ANSYS may be subject to regulatory oversight, including inspections and information requests . Our policy is to treat all government inspectors with courtesy . If you are approached by government 05 Relationships with Suppliers, Vendors, and Regulators agents seeking information, contact the Legal Department as soon as possible . Subject to approval from the Legal Department, ANSYS will provide all information to which government officials are entitled . During a government inspection or investigation, you should never conceal, destroy, or alter any Company documents, lie or make misleading statements, obstruct the collection of infor - mation, or attempt to cause another employee to fail to provide accurate information . Additional guidance can be found in the ANSYS Government Investigations, Warrants, Subpoenas, and Attorney Communications Policies and Procedures .

Conflicts of Interest: Stop and Seek Advice 05 Relationships with Suppliers, Vendors, and Regulators A: No. Your primary responsibility, allegiance, and attention while at work must be to your assigned duties at ANSYS. If your outside work activity causes job - related problems at ANSYS, you may be asked to discontinue the outside employment. Q: I work in the IT department and I have been asked to join the Board of Directors of a local construction firm with no business relationships with ANSYS. Am I permitted to do this? A : There are numerous factors to consider . You should first submit a Conflicts Disclosure Form and the Compliance Team will get back to you with their assessment on whether a conflict of interest exists . Q: I am a member of executive management and my son has applied for employment with ANSYS in an engineering role that is outside of my department. Is it acceptable for ANSYS to hire him? A: These situations are assessed on a case - by - case basis. Family members of executive management may only be hired after disclosure to the Compliance Team and with the approval of the ANSYS Board of Directors. Q & A Q: My request to engage in part - time employment outside of ANSYS was recently approved. Sometimes, I need to make phone calls during the workday to catch up on things from this other job . I’m using my personal phone and it doesn’t take much time . Is it all right to do this from work? 28 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

Relationships with Competitors 29 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

ANSYS has achieved its market position by being competitive but fair . No matter where in the world we do business, ANSYS fully complies with all laws and regulations concerning anti - competitive and antitrust behavior . Antitrust Agreements that fix prices, divide markets, limit production, or other - wise interfere with market forces are illegal, unethical, and unacceptable at ANSYS . It is very important that all employees understand the nature of antitrust activity in order to avoid even the appearance of participating in anti - competitive behavior . PRICE FIXING Antitrust laws specifically prohibit the practice of price fixing . Price fixing involves any agreement among competitors that tends to raise, lower, or stabilize prices or rig bids . Even discussing price ranges or policies with competitors or channel partners may violate antitrust laws . Any communication with competitors should be undertaken with the utmost care to avoid even the appearance of this kind of behavior . In your dealings with competitors, always remember the following: + Avoid discussing topics such as prices, pricing strategies, product or marketing plans, or terms of sale with compet - itors . If a competitor initiates a conversation on those subjects, excuse yourself from the meeting and inform your supervisor . + Don’t enter into agreements with competitors concerning prices, production volumes, customers, or sales territories . + Avoid linking the purchase of one ANSYS product to another, or any other action that has the effect of forcing customers to purchase products they might not otherwise need . + Refrain from disparaging the products or services of competitors . + Only collect competitive information through proper public or other lawful channels . Competitive information can never be used if it was obtained illegally or improperly, including through misrepresentation, invasion of privacy, or coercion . 06 Relationships with Competitors 30 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

MERGERS AND ACQUISITIONS In many markets, anti - competition authorities regulate mergers, acquisitions, and joint ventures . Whenever you’re involved in any of these situations, you should carefully adhere to confidentiality agreements in connection with due diligence or merger negotiations, and avoid sensitive competitor information . Refrain from discussing market share, market dominance, or other related strategies that could be construed to reflect an anti - competitive intent or attitude . The Legal Department can answer any questions about this policy or local Antitrust laws . TRADE ASSOCIATIONS ANSYS participates in a number of trade associations . Trade association meetings can be useful forums for discussing topics common to our industry, such as legis - lation, safety, and public policy . However, special care should always be taken since trade associations are essentially meetings with competitors . Before attending a meeting, you should refresh your understanding of anti - trust policies and practices . Avoid conversations about prices, markets, customers, volume, strategy, and the like, and be sure to tell your manager if topics of discussion at trade association meetings veer toward these sensitive subject areas . If a competitor engages directly in any anti - competitive behaviors such as discussing prices, pricing strategies, product or marketing plans, or any type of terms of sale, immediately end the conversation by walking away . Additionally, you should make note of the conversation and consult the Legal Department or contact the ANSYS Ethics Line as soon as possible . 06 Relationships with Competitors A: Yes. You should inform your manager and seek guidance from the ANSYS Legal Department. Even though you deleted the information, it may still put the company at risk. ANSYS employees should only collect competitive information through proper public or other lawful channels. Q & A Q: I just received an email from a customer that was not intended for me. The email included a competitor’s pricing strategy and other sensitive information regarding a bid on an upcoming contract. The customer immediately called me and asked me to delete the email, which I did, but is there anything else I should do? 31 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS

SECTION THRE E PROCE S S AN D RESOURCES

You may report potential Code violations anonymously if you choose . However, identifying yourself greatly assists the Company’s work to address the report and, if necessary, conduct an investigation . If you identify yourself but wish to remain anonymous, the Company will use reasonable efforts to protect your anonymity, subject to applicable laws and regulations . If you do report a potential violation anonymously, you should provide as much detail as is reasonably possible so that the Company can thoroughly investigate and evaluate the matter . Once a concern has been raised, an investigation may be necessary . It’s expected that all employees will cooperate fully during investigations into potential Code or policy violations . Failure to do so may result in discipline, up to and including termination of employment in accordance with local law . Information about the investigation must not be disclosed to anyone not involved, unless required by an applicable law, regulation, or legal proceeding, or when seeking legal advice . Company policy expressly forbids any retaliation against any employee for reporting suspected misconduct . Anyone who participates in retaliation is subject to disciplinary action, up to and including termination of employment . 33 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS Once a potential violation of the Code is reported, and subject to local laws, the Legal Department will authorize certain individuals to perform investigative steps as appropriate, which may include the following : + Evaluate the report for gravity and credibility. + Initiate an informal inquiry or a formal investigation. + Prepare a report of the inquiry or investigation’s results, including recommendations for resolving the matter. + Give the report to the Legal Department for action (including disciplinary action if appropriate). + Refer the matter to the Human Resources department if it does not implicate the Code or applicable laws. + Note any necessary changes to the Code in order to prevent similar situations from arising again or to resolve any areas of ambiguity or omission . Confidentiality and Retaliation I n v e s tig a ting Violations Confidentiality and Retaliation | Investigating Violations

Our Code is the backbone of our Company culture . Code violations are taken seriously, and may result in disci - plinary action . Depending on the severity of the violation, potential disciplinary measures include counseling, verbal or written reprimands, probation or suspension without pay, demotions, reductions in salary, and termination of employment . In certain cases, multiple employees may be subject to disciplinary measures in addition to the initial violator . These could include anyone who failed to use reasonable care to detect a violation, those who failed to cooperate with an investigation, and supervisors who attempt to retaliate against employees for reporting violations . Everyone at ANSYS, from employees to upper management, receives a copy of the Code of Business Conduct and Ethics when they join the Company . A copy of the Code is also available at all times on the ANSYS Intranet Home Page . Employees are asked to acknowledge that they have received and read the Code and understand what is expected of them . Adherence to these requirements is a condition of both beginning and continuing employment . Periodically, the Company may conduct mandatory training sessions for new and/or continuing employees on the Company’s ethical and business guidelines . 34 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS Disciplinary Action Disciplinary Action | Communication of Policies C ommunic a tion of Policies

To make sure the Code is working as it should, the Company’s officers, under the supervision of the Board of Directors, will monitor and audit compliance . The officers will periodically provide reports to the Board or a committee thereof that include information on alleged violations and the actions taken . 35 ANSYS CODE OF BUSINESS CONDUCT AND ETHICS The ANSYS Board of Directors is responsible for admin - istering the Code and supporting the Global Compliance Program . The Board has various procedures in place for implementing, administering, and monitoring compliance across the Company . This includes periodic reviews of the Code, and the introduction of any changes or additions that are deemed necessary . The Company’s General Counsel is responsible for over - seeing the administration of the Global Compliance Program . You may get in touch with the General Counsel to ask any questions or report any concerns . To report anonymously, contact the Compliance Team or call the ANSYS Ethics Line . A dmini s t r a tion of the Code Waivers and Amendments Monitoring C omplian c e The Company reserves the right to apply a waiver of provisions in very exceptional circumstances . No such waivers have been granted nor do we anticipate that any will be granted . A waiver of the Code as it applies to officers, members of the Company’s finance staff, or directors would only be effective if first approved by the Board and promptly disclosed to the Company’s stock - holders in accordance with applicable United States securities laws and/or the rules and regulations of NASDAQ . Any waivers of the Code for other employees may only be made by the General Counsel . All amendments to the Code must be approved by the Board and promptly communicated to the Company’s stockholders . Monitoring Compliance | Administration of the Code | Waivers and Amendments

ANSYS Ethics Line By phone: 1 - 855 - 729 - 0134 (US & Canada) Online: https://secure.ethicspoint.com/domain/media/en/gui/1543/index.html By mail: Manager – Ethics and Compliance Legal Department, 2600 ANSYS Drive, Canonsburg, PA 15317 By email: compliance@ansys.com Speak up and seek advice. Only when you’re proactive can we rectify issues before they turn serious.